Exhibit (c)(2)

MERISEL, INC.

STATEMENT OF INCOME PROJECTION

	2010	2011	2012	2013	2014	2015	2016	2017
Net Sales	71,946	69,652	58,061	59,963	59,755	61,893	63,835	65,806
Cost of Sales	41,672	41,839	37,837	35,283	36,029	37,343	38,759	40,076
Gross Profit	30,274	27,813	20,224	24,680	23,726	24,550	25,076	25,730
Selling, general and administrative expenses	28,810	27,957	24,280	23,917	23,845	24,282	24,732	25,262
Intangible impairment			6,190
Lease abandonment charge			3,977
Restructuring charge			809	232
Insurance proceeds, net			-422	150
Other charges				509	594	44	44	44
Operating income (loss)	1,464	-144	-14,610	-128	-713	224	300	424
Interest expense, net	3,065	2,333	3,681	3,885	4,315	4,890	5,635	6,489
Income Tax Benefit	-126	-26	-160
Net Income (loss)	-1,475	-2,451	-18,131	-4,013	-5,028	-4,666	-5,335	-6,065
Addbacks:
Interest and extraordinary items	3,113	3,352	14,554	4,776	4,909	4,934	5,680	6,533
Depreciation and Amortization	3,717	3,001	2,447	2,802	2,857	2,809	2,842	2,804
Stock Compensation Expense			115	24
Adjusted EBITDA	5,355	3,902	-1,015	3,589	2,738	3,077	3,187	3,272

MERISEL, INC.

BALANCE SHEET PROJECTION

	2012	2013	2014	2015	2016	2017
Cash and Cash Equivalents	530	1,265	975	1,264	1,318	1,219
Accounts Receivable	15,429	11,535	11,495	11,906	12,280	12,659
Inventories	2,419	1,753	1,796	1,872	1,951	2,027
Prepaid and Other Current Assets	4,058	1,638	1,612	1,642	1,673	1,704
Total Current Assets	22,436	16,191	15,878	16,684	17,222	17,609
Property and Equipment, Net	7,182	7,365	7,271	7,262	7,225	7,224
Restricted Cash
Intangible Assets	2,142	1,764	1,455	1,210	965	720
Other Assets	771	754	499	244	264	156
Total Assets	32,531	26,074	25,103	25.400	25,676	25,709
Accounts Payable	7,719	4,951	4,990	5,157	5,333	5,497
Accrued Liabilities	7,855	3,459	3,360	3,463	3,562	3,664
Capital lease obligations, current maturities	425	824	841	988	1,000	713
Revolving Line of Credit	4,352	4,253	4,000	3,500	3,000	3,000
Total Current Liabilities	20,351	13,487	13,191	13,108	12,895	12,874
Redeemable Preferred Stock	15,393	18,792	22,778	27,451	32,946	38,796
Convertible Subordinated Note	3,590	2,912	3,219	3,555	3,891	4,233
Capital Lease Obligations	498	356	372	388	388	388
Deferred Occupancy Costs	2,703	2,770	2,814	2,835	2,828	2,755
Total Liabilities	42,535	38,317	42,374	47,337	52,948	59,046
Common Stock	84	259	259	259	259	259
APIC	285,317	286,916	286,916	286,916	286,916	286,916
Accumulated Deficit	-293,461	-297,474	-302,502	-307,168	-312,503	-318,568
Treasury Stock	-1,944	-1,944	-1,944	-1,944	-1,944	-1,944
Total Equity	-10,004	-12,242	-17,270	-21,937	-27,272	-33,337
Total Liabilities and Equity	32,531	26,074	25,103	25,400	25,676	25,709

MERISEL, INC.

STATEMENT OF CASH FLOW PROJECTION

	2013	2014	2015	2016	2017
Net Income	-4,013	-5,028	-4,666	-5,335	-6,065
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	24
Deferred occupancy costs	67	44	21	-7	-73
Amortization of preferred stock discount	329	386	454	533	48
Depreciation and amortization	2,550	2,602	2,554	2,582	2,696
Preferred stock dividends paid in kind	3,070	3,599	4,219	4,961	5,802
Convertible note interest paid in kind	322	307	336	336	342
Change in operating assets and liabilities:
Accounts receivable	3,895	40	-411	-374	-379
Inventories	666	-43	-76	-79	-75
Prepaid and other assets	2,436	281	225	-51	77
Accounts payable	-2,767	39	167	176	164
Accrued and other liabilities	-4,396	-99	103	100	101
Net cash provided by operating activities	2,183	2,128	2,926	2,842	2,638
Cash flows from investing activities
Capital expenditures	-2,355	-2,200	-2,300	-2,300	-2450
Total cash used in investing activities	-2,355	-2,200	-2,300	-2,300	-2450
Cash flows from financing activities
Capital lease payments	-1,030	-766	-837	-988	-1,287
Equipment financed with capital lease	1,287	800	1,000	1,000	1,000
Issuance of convertible note	750
Borrowing on (repayment of) revolving credit line	-100	-252	-500	-500	0
Total cash used in financing activities	907	-219	-337	-448	-287
Net increase (decrease) in cash and cash equivalents	735	-291	289	54	-99
Cash and cash equivalents, beginning of period	530	1,265	975	1,264	1,318
Cash and cash equivalents, end of period	1,265	975	1,264	1,318	1,219

MERISEL, INC.

STATEMENT OF INCOME PROJECTION (UPSIDE CASE SCENARIO)

	2010	2011	2012	2013	2014	2015	2016	2017
Net Sales	71,946	69,652	58,061	59,963	60,405	63,499	66,709	70,043
Cost of Sales	41,672	41,839	37,837	35,283	35,989	37,422	39,017	40,597
Gross Profit	30,274	27,813	20,224	24,680	24,416	26,076	27,692	29,446
Selling, general and administrative expenses	28,810	27,957	24,280	23,916	23,810	24,226	24,689	25,244
Intangible impairment			6,190
Lease abandonment charge			3,977
Restructuring charge			809	232
Insurance proceeds, net			-422	150
Other charges				509	594	44	44	44
Operating income (loss)	1,464	-144	-14,610	-127	12	1,806	2,959	4,157
Interest expense, net	3,065	2,333	3,681	3,885	4,315	4,890	5,635	6,489
Income Tax Benefit	-126	-26	-160
Net Income (loss)	-1,475	-2,451	-18,131	-4,013	-4,303	-3,084	-2,677	-2,332
Addbacks:
Interest and extraordinary items	3,113	3,352	14,554	4,800	4,909	4,934	5,680	6,533
Depreciation and Amortization	3,717	3,001	2,447	2,802	2,857	2,809	2,842	2,804
Stock Compensation Expense			115	24
Adjusted EBITDA	5,355	3,902	-1,015	3,613	3,463	4,660	5,845	7,006

MERISEL, INC.

BALANCE SHEET PROJECTION (UPSIDE CASE SCENARIO)

	2012	2013	2014	2015	2016	2017
Cash and Cash Equivalents	530	1,265	1,592	3,314	5,827	9,253
Accounts Receivable	15,429	11,535	11,620	12,215	12,833	13,474
Inventories	2,419	1,753	1,793	1,875	1,963	2,053
Prepaid and Other Current Assets	4,058	1,638	1,614	1,647	1,682	1,718
Total Current Assets	22,436	16,192	16,618	19,051	22,305	26,498
Property and Equipment, Net	7,182	7,365	7,271	7,262	7,225	7,224
Restricted Cash		-	-	-	-	-
Intangible Assets	2,142	1,764	1,456	1,211	966	721
Other Assets	771	754	499	244	264	156
Total Assets	32,531	26,075	25,844	27,767	30,760	34,598
Accounts Payable	7,719	4,951	4,994	5,187	5,397	5,609
Accrued Liabilities and Deferred Revenue	7,855	3,459	3,372	3,493	3,615	3,741
Capital lease obligations, current maturities	425	824	841	988	1000	713
Revolving Line of Credit	4,352	4252	4000	3500	3000	3000
Total Current Liabilities	20,351	13,487	13,207	13,167	13,012	13,064
Redeemable Preferred Stock	15,393	18,792	22,778	27,451	32,945	38,796
Convertible Subordinated Note	3,590	2,912	3,218	3,555	3,891	4,233
Capital Lease Obligations	498	356	372	389	389	389
Deferred Occupancy Costs	2,703	2,770	2,814	2,835	2,828	2,755
Total Liabilities	42,535	38,317	42,389	47,396	53,065	59,236
Common Stock	84	259	259	259	259	259
APIC	285,317	286916	286916	286916	286916	286916
Accumulated Deficit	-293,461	-297474	-301777	-304860	-307537	-309869
Treasury Stock	-1,944	-1944	-1944	-1944	-1944	-1944
Total Equity	-10,004	-12,242	-16,545	-19,629	-22,306	-24,637
Total Liabilities and Equity	32,531	26,075	25,844	27,767	30,760	34,598

MERISEL, INC.

STATEMENT OF CASH FLOW PROJECTION (UPSIDE CASE SCENARIO)

	2013	2014	2015	2016	2017
Net Income	-4,013	-4,303	-3,084	-2,677	-2,332
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	23.88	-	-	-	-
Deferred occupancy costs	66.84	44.07	20.84	(6.72)	(73.46)
Amortization of preferred stock discount	328.83	386.26	453.72	532.96	48.41
Depreciation and amortization	2,550	2,602	2,554	2,582	2,696
Preferred stock dividends paid in kind	3,070	3,599	4,220	4,961	5,802
Convertible note interest paid in kind	321.66	306.64	336.32	336.32	342.13
Change in operating assets and liabilities:
Accounts receivable	3,895	-85	-595	-618	-641
Inventories	665.92	(40.04)	(81.90)	(88.21)	(89.83)
Prepaid and other assets	2,436	280	222	-55	72
Accounts payable	-2,767	43	193	210	212
Accrued and other liabilities	-4,396	-87	121	123	126
Net cash provided by operating activities	2,183	2,746	4,359	5,301	6,163
Cash flows from investing activities
Capital expenditures	-2,355	-2,200	-2,300	-2,300	-2,450
Total cash used in investing activities	-2,355	-2,200	-2,300	-2,300	-2,450
Cash flows from financing activities
Capital lease payments	-1,030	-767	-837	-988	-1,287
Equipment financed with capital lease	1,288	800	1,000	1,000	1,000
Issuance of convertible note	750.0	-	-	-	-
Borrowing on (repayment of) revolving credit line	(100.0)	(252.5)	(500.0)	(500.0)	-
Total cash used in financing activities	907	-219	-337	-488	-287
Net increase (decrease) in cash and cash equivalents	735	327	1,722	2,513	3,426
Cash and cash equivalents, beginning of period	530	1,265	1,592	3,314	5,827
Cash and cash equivalents, end of period	1,265	1,592	3,314	5,827	9,253